UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2015

PC Nextco Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-197230	46-3277285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

PC Nextco Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-197230-01	46-3332091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 21, 2015, PC Nextco Holdings, LLC and PC Nextco Finance, Inc. (together, the “Issuers”) (i) deposited cash with the trustee (the “Trustee”) under the indenture (the “PIK Notes Indenture”) governing the Issuers’ 8.750%/9.500% Senior PIK Toggle Notes due 2019 (the “PIK Notes”) to satisfy and discharge the PIK Notes Indenture and to fund the redemption on May 4, 2015 (the “Redemption Date”) of all issued and outstanding PIK Notes (including the applicable redemption premium and accrued interest on the outstanding PIK Notes to, but excluding, the Redemption Date, the “Redemption Payment”), which were called for redemption pursuant to a notice of redemption issued to the holders of the PIK Notes on April 2, 2015, and (ii) instructed the Trustee to make the Redemption Payment to the holders of the PIK Notes on the Redemption Date and to discharge the PIK Notes Indenture. As a result, the PIK Notes Indenture was discharged.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.02 regarding the discharge of the PIK Notes Indenture is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC NEXTCO HOLDINGS, LLC

Date: April 21, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC NEXTCO FINANCE, INC.

Date: April 21, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer